Exhibit 99.1

PERFX WIRELINE SERVICES, LLC
UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021 and December 31, 2020,
and for the Six Months Ended
June 30, 2021 and June 30, 2020

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
Assets
Cash	$5,665,823	$3,565,247
Accounts receivable	14,242,922	15,913,618
Inventory, net	6,467,253	5,212,303
Prepaid expenses	1,114,876	2,260,664
Total current assets	27,490,874	26,951,832

Property and equipment, net	18,589,198	20,437,777
Total assets	$46,080,072	$47,389,609

Liabilities and Members' Equity
Accounts payable	$6,323,842	$9,555,180
Accrued expenses	3,720,331	3,705,100
Current maturities of capital lease obligations - related parties	144,107	—
Current maturities of long-term debt	13,477,095	8,054,140
Current maturities of long-term debt - related parties	1,625,977	140,548
Total current liabilities	25,291,352	21,454,968
Long-term debt	3,510,468	6,821,885
Long-term debt - related parties	2,500,000	2,807,302
Total liabilities	31,301,820	31,084,155

Commitments and contingencies

Members’ equity	14,778,252	16,305,454
Total members’ equity	14,778,252	16,305,454
Total liabilities and members' equity	$46,080,072	$47,389,609
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

Revenues	$54,887,550	$57,835,213

Operating expenses
Cost of services (excluding depreciation and amortization)	50,395,474	51,744,479
General and administrative	2,581,037	5,147,388
Depreciation and amortization	3,608,139	3,605,475
Impairment	—	712,777
Gain on asset disposal	(401,128)	44,182
Total operating expenses	56,183,522	61,254,301

Operating loss	(1,295,972)	(3,419,088)

Other income (expense)
Interest expense, net	(284,552)	(524,398)
Other income, net	209,932	77,601
Total other expenses	(74,620)	(446,797)

Net loss	$(1,370,592)	$(3,865,885)
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

January 1, 2020	$29,263,816
Net loss	(3,865,885)
June 30, 2020	$25,397,931

January 1, 2021	$16,305,454
Distributions	(156,610)
Net loss	(1,370,592)
June 30, 2021	$14,778,252
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020
Cash Flows from Operating Activities
Net loss	$(1,370,592)	$(3,865,885)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,608,139	3,605,475
Impairment expense	—	712,777
Gain (loss) on disposal of assets	(401,128)	44,182
Inventory reserve	—	309,691
Changes in operating assets and liabilities
Accounts receivables	1,670,695	20,195,928
Prepaid expenses	1,145,787	1,424,082
Inventory	(1,254,948)	2,021,454
Accounts payable	(3,231,339)	(7,104,134)
Accrued expenses	15,232	(2,097,722)
Net cash provided by operating activities	181,846	15,245,848

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(2,210,713)	(2,849,660)
Proceeds from sale of property, plant and equipment	1,005,437	869,497
Net cash used in investing activities	(1,205,276)	(1,980,163)

Cash Flows from Financing Activities
Payments on capital lease obligations	—	(645,000)
Payments on capital lease obligations - related parties	(9,049)	—
Proceeds from long term debt obligations	3,000,000	6,022,047
Proceeds from long term debt obligations under PPP	2,000,000	8,259,400
Proceeds from long term debt obligations - related parties	1,500,000	10,098
Payments on long-term debt	(2,888,463)	(1,135,023)
Payments on long-term debt - related parties	(321,872)	(7,975,082)
Member distributions	(156,610)
Net cash provided by financing activities	3,124,006	4,536,440

Increase in Cash, net	2,100,576	17,802,125
Cash, Beginning of Period	3,565,247	9,624,237
Cash, End of Period	$5,665,823	$27,426,362

Supplemental Cash Flow Information
Interest paid	$110,405	$410,133
Supplemental Disclosure of Non-cash Investing and Financing Activities
Additions to fixed assets through finance leases	$153,156	$—
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1 — Organization and Business Operations
Business Operations
PerfX Wireline Services, LLC (the “Company” or ”PerfX”) is a Nevada limited liability company formed in September of 2014. The Company owns all of the outstanding equity interests in each of its subsidiaries, PerfX Wireline Services Texas, Sight Hound Logistics and Machina Perforating. The Company is a provider of wireline production services and specializes in pump down perforating, pressure control, pipe recovery and remedial well intervention services to the oil and gas industry. The Company has locations in Williston, North Dakota and Midland, Texas and has equipment that consists of 33 wireline trucks and various heavy equipment.
Risks and Uncertainties
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.
Management is actively monitoring the global situation arising due to the COVID-19 pandemic and its effects, if any, on the Company’s financial condition, liquidity, operations, suppliers, industry, and workforce. As a result of this active monitoring, the Company is prepared to make suitable required changes in its operations as needed.
The full impact of the COVID-19 outbreak continues to evolve as of the date of this report, and as such, if the pandemic continues, it may have a material adverse effect on the Partnership’s results of future operations, financial position, and liquidity in fiscal year 2021.
On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (“CARES”) Act”. The CARES Act is an approximately $2 trillion emergency economic stimulus package in response to the Coronavirus outbreak, which among other things contains numerous income tax provisions. Some of these tax provisions are expected to be effective retroactively for years ending before the date of enactment. The Company has evaluated the expected impacts of the CARES Act and concluded that it will not have a material impact on the combined financial statements.
It also appropriated funds for the Small Business Association (“SBA”) Paycheck Protection Program (“PPP”) loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans (“EIDL”) to provide liquidity to small businesses harmed by COVID-19. The Company received both PPP and EIDL loans. See Note 5.

Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying interim condensed consolidated financials are unaudited. These interim financials have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) regarding interim financial reporting. Accordingly, they do not include all of the information required by US GAAP for complete consolidated financial statements and should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020.
Principles of Consolidation
The interim condensed consolidated financial statements include the financial statements of PerfX Wireline Services, LLC and its wholly-owned subsidiaries. Intercompany balances and transactions are eliminated upon consolidation.
Significant Accounting Policies
The significant accounting policies followed by the Company are set forth in Note 2 to the Company’s consolidated financial statements in its 2020 Annual Report and are supplemented by the notes to the unaudited interim condensed consolidated financial statements in this report. The unaudited interim condensed consolidated financial statements in this report should be read in conjunction with the consolidated financial statements and notes included in the Company’s 2020 Annual Report.

Exhibit 99.1

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, reserves for inventories, estimated useful lives and the value of property and equipment, and the estimate of allowance for doubtful accounts. Actual results could differ from these estimates.
Significant Accounting Policies
Inventory
Inventory consists of supplies and other job-site consumables that are primarily explosive-related. Inventory is carried at the lower of cost or net realizable value, which is determined on a weighted average cost basis. Inventory is periodically reviewed, and items considered to be slow moving are reduced to estimated net realizable value through an appropriate reserve. The reserve for inventory obsolescence was $642,225 as of June 30, 2021 and December 31, 2020.
Revenue Recognition
In determining the appropriate amount of revenue to be recognized as the Company fulfills the obligations under its contracts with customers, the following steps must be performed at contract inception: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when, or as the Company satisfies each performance obligation.
The services of each segment are based on mutually agreed upon pricing with the customer prior to the services being performed and, given the nature of the services, do not include any warranty or right of return. Pricing for services are offered at hourly or daily rates, where the rates are, in part, determined by when services are performed and the nature of the specific job, with consideration for the extent of equipment, labor and consumables needed. Accordingly, the agreed upon pricing is considered to be variable consideration. Pricing for equipment rentals is based on fixed monthly service fees.
We satisfy our performance obligation over time as the services are performed. The Company believes the output method is a reasonable measure of progress for the satisfaction of our performance obligations, which are satisfied over time, as it provides a faithful depiction of (i) our performance toward complete satisfaction of the performance obligation under the contract and (ii) the value transferred to the customer of the services performed under the contract. The Company elected the “right to invoice” practical expedient for recognizing revenue. The Company invoices customers upon completion of the specified services and collection generally occurs within the payment terms agreed with customers. Accordingly, there is no financing component to our arrangements with customers.
All revenue transactions are presented on a net of sales tax in the interim condensed consolidated statements of operations.

Contract assets representing the Company’s rights to consideration for work competed but not billed amounted to $1,799,428 and $1,877,956 as of June 30, 2021 and December 31, 2020, respectively.
Concentrations
The Company is involved in the wireline production services within the oil and gas industry, in and around the State of Texas and North Dakota, with a significant portion of its customers being located in that area. In the ordinary course of business, the Company grants credit to these customers.
For the six months ended June 30, 2021, four customers, Pioneer Energy Services, SM Energy Company, Devon Energy Corporation and Enerplus Corporation, accounted for 19%, 15%, 14% and 11% of the Company’s consolidated revenues. As of June 30, 2021, approximately 67% of the accounts receivable balance was due from these customers.

Exhibit 99.1
For the six months ended June 30, 2020, three customers, Parsley Energy, EOG Resources and Marathon Oil Company, accounted for 16%, 12% and 11% of the Company’s consolidated revenues. As of June 30, 2020, approximately 46% of the accounts receivable balance was due from these customers.

Note 3 — Property and Equipment
Property and equipment, net include the following:

	June 30, 2021	December 31, 2020
Tools and other heavy equipment	$31,003,868	$31,740,392
Vehicles	7,453,324	7,302,833
Other corporate assets	1,783,021	1,473,418
Assets under construction	853,515	723,251
Property and equipment	41,093,728	41,239,894
Less: Accumulated depreciation	(22,504,530)	(20,089,340)
Less: Impairment	—	(712,777)
Property and equipment, net	$18,589,198	$20,437,777
Depreciation expense for the six months ended June 30, 2021 and 2020 was $3,608,139 and $3,605,475, respectively. There was no impairment loss recognized during the six months ended June 30, 2021. The Company recognized an impairment loss of $712,777 during the six months ended June 30, 2020.

Note 4 — Accrued Expenses
Accrued expenses include the following:

	June 30, 2021	December 31, 2020
Accrued payables	$955,817	$1,556,439
Accrued compensation	1,209,197	894,881
Accrued taxes	1,145,742	1,022,905
Accrued interest	155,520	42,480
Accrued insurance	254,055	188,395
Accrued expenses	$3,720,331	$3,705,100

Exhibit 99.1

Note 5 — Debt
The aggregate carrying amounts of the Company’s debt consists of the following:

	June 30, 2021	December 31, 2020
Third-Party Debt
Zions Credit Corporation
Equipment Finance Loan I	$4,889,434	$5,734,407
Equipment Finance Loans II	688,729	732,218
Line of Credit	1,000,000	—
Small Business Administration Loan I	8,259,400	8,259,400
Small Business Administration Loan II	2,000,000	—
Other
Economic Injury Disaster Loan	150,000	150,000
Related-Party Debt
Jeff Thomas - Line of Credit	1,500,000	—
Z-C, Inc. - Line of Credit	2,500,000	2,500,000
Thomas Financial and Consulting, Inc - Line of Credit	125,977	447,850
Total Debt	21,113,540	17,823,875
Less: current maturities of long-term debt	(15,103,072)	(8,194,688)
Long-term debt	$6,010,468	$9,629,187
Third-Party Debt
Zions Credit Corporation
Equipment Finance Loans
On December 27, 2019, the Company entered into a $8,600,000 Note Payable with Zions Credit Corporation. The Company had outstanding borrowings of $4,889,434 as of June 30, 2021 and $5,734,407 as of December 31, 2020. The Note Payable matures in April 2022 and bears an interest rate of 3.9% per annum. This Note Payable is collateralized by certain vehicles, and heavy equipment. The Company was in compliance with the covenants as of June 30, 2021.
On January 27, 2020, the Company entered into a $1,022,047 Promissory Note with Zions Credit Corporation. The Company had outstanding borrowings of $688,729 as of June 30, 2021 and $732, 218 as of December 31, 2020. The Promissory Note matures in January 2023 and bears an interest rate of 3.98% per annum. The Company was in compliance with the covenants as of June 30, 2021. Certain of the Company’s equipment serves as collateral under this Promissory Note.
Line of Credit
On April 3, 2019, the Company entered into a $5,000,000 revolving line of credit, as borrower with Zions Bancorporation, N.A. Vectra Bank of Colorado. The Company had outstanding borrowings of $1,000,000 as of June 30, 2021 and no outstanding borrowings as of December 31, 2020. The line of credit bears an interest rate of 3.9% per annum. The Company was in compliance with the covenants as of June 30, 2021. The line of credit matured in July 2021.
Small Business Administration (“SBA”) Loans
The Company received two PPP Loans in the amount $10,259,400. SBA Loan I was received in April 2020 and had an interest rate of 1.00% and is payable in monthly payments of principal and interest starting in August 2021 SBA Loan II was received

Exhibit 99.1
in April 2021 and had an interest rate of 1.00% and is payable in monthly payments of principal and interest starting March 2022. At June 30, 2021, the current and long term portions were $8,426,067 and $1,833,333, respectively.

The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further requires the Company to take into account its current business activity and ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The Company submitted the loan forgiveness application for both SBA loans. The forgiveness of the loan attendant to these funds is dependent on the Company having initially qualified for the loan and qualifying for forgiveness of such loan based on its adherence to the forgiveness criteria. The Company was granted forgiveness on SBA Loan I and SBA Loan II in July 2021 and August 2021, respectively.
The SBA has stated that all PPP loans in excess of $2,000,000, and other PPP loans as appropriate, will be subject to review by the SBA for compliance with program requirements. If the SBA determines in the course of its review that a borrower lacked an adequate basis for the required certification concerning the necessity of the loan request or the subsequent use of loan proceeds, the SBA will seek repayment of the PPP loan, including interest and potential penalties. While we believe our loan was properly obtained and forgiven, there can be no assurance regarding the outcome of an SBA review.
Economic Injury Disaster Loan
On June 2, 2020, the Company entered into a Loan Authorization and Agreement with the SBA, specifically for working capital needs to alleviate economic injury caused by disaster occurring during the first quarter of 2020. As of June 30, 2021 and December 31, 2020, the principal balance outstanding under the EIDL were $150,000. The EIDL monthly payments are to begin 12 months from the Effective Date of the Promissory Note and is payable over 30 years from the Effective Date of the Promissory Note. Borrowings on the EIDL bear interest at a rate of 3.75% per annum. On July 2, 2021, the EIDL loan and interest was paid in full.
Related Party Debt
Jeff Thomas
On January 1, 2016, the Company entered into a $10,000,000 revolving line of credit with Jeff Thomas, a related party. In January 2019, the agreement was amended to extend the maturity to January 1, 2021 and increase the borrowing capacity to $12,000,000. In January 2021, the agreement was further amended to extend the maturity date to December 31, 2021 and in July 2021, the agreement was amended to extend the maturity date to December 31, 2022. The Company had outstanding borrowings of $1,500,000 as of June 30, 2021 and no outstanding borrowings as of December 31, 2020. Borrowings under the credit facility bear interest at a rate of 6.0% as of June 30, 2021.
Z-C, Inc. (“ZC”)
On January 1, 2016, the Company entered into a $2,500,000 revolving line of credit with ZC, a related party. The Company had outstanding borrowings of $2,500,000 as of June 30, 2021 and December 31, 2020. Borrowings under the credit facility bear interest at a rate of 6.5% as of June 30, 2021, and matures in December 2022.
Thomas Financial and Consulting, Inc. (“TFC”)
On March 6, 2017, the Company entered into a $863,603 revolving line of credit with TFC, a related party. The Company had outstanding borrowings of $125,977 as of June 30, 2021 and $447,850 as of December 31, 2020. Borrowings under the credit facility bear interest at a rate of 4.65% as of June 30, 2021, and matures in March 2022.

Exhibit 99.1
Scheduled Debt Maturities
Aggregate principal repayments of total debt were as follows:

For the six months ending June 30,
2022	$15,103,072
2023	4,533,600
2024	503,270
2025	503,384
2026	336,834
Thereafter	133,380
Total	$21,113,540
Note 6 — Members’ Equity
The membership interests in the Company are divided into two classes of membership interests, referred to as Capital Interests and Profits Interests. Capital Interests have voting agreements per the Limited Liability Company Agreement of PerfX Wireline Services, LLC (“LLC Agreement”). Holders of the Profits Interests have no voting rights and the ability to transfer the Profits Interests is restricted based on provisions within the LLC Agreement. The Capital Interests represent an 80% ownership while the Profits Interests represent a 20% ownership. No Capital or Profit Interests were issued or forfeited for the six month ended June 30, 2021 and 2020.
The Profits Interests are equity based awards under US GAAP, were fully vested on the date of grant and are not subject to forfeiture.
The LLC Agreement describes the allocation of profits and losses to the respective members’ capital accounts and the waterfall distribution to each member interests at such time of distribution. The preferences to the class of interests are as follows in order of descending preference: Capital Interests and Profits Interests. The LLC Agreement provides for distributions for tax purposes outside the waterfall distributions described herein.

Note 7 — Related Parties
The Company transacts with related parties for operational activities and management services. Total purchases made during the six months ended June 30, 2021 and 2020 were approximately $5.2 million and $0.5 million, respectively.
Amounts due to related parties at June 30, 2021 was approximately $470,000 which is included in accounts payable on the interim condensed consolidated balance sheets. Amounts due to related parties at December 31, 2020 was approximately $865,000 of which $305,000 is included in accounts payable and $560,000 was included in accrued expenses on the interim condensed consolidated balance sheets.
Note 8 — Commitment and Contingencies
Operating Leases
The Company has entered into various lease agreements with 1Oak, LLC, an entity co-owned by Charlie and Jeff Thomas, for various properties. Annual rents under related-party leases for the six months ended June 30, 2021 and 2020 were approximately $510,000 and $555,000, respectively.
The Company has entered into various facility leases and for a corporate office space ranging up to 15 years. The future minimum lease payments under the terms of non-cancelable lease agreements as of June 30, 2021 were as follows:

Exhibit 99.1

For the six months ending June 30,	Related Party	Third Party	Total
2022	$1,005,000	$36,000	$1,041,000
2023	515,000	—	515,000
2024	540,000	—	540,000
2025	540,000	—	540,000
2026	590,000	—	590,000
Thereafter	4,144,000	—	4,144,000
Total operating lease obligations	$7,334,000	$36,000	$7,370,000
Operating lease expense totaled approximately $626,000 and $785,380 for the six months ended June 30, 2021 and 2020, respectively.
Commitments and Contingencies
The Company is subject to certain legal proceedings in the ordinary course of business. Accruals for contingencies are recorded when it is probable that a liability has been incurred. A loss is recognized for all contingencies deemed probable and estimable, regardless of amount. For unresolved contingencies with potentially material exposure that are deemed reasonably possible, we evaluate whether a potential loss or a range of loss can be reasonably estimated. No amounts have been accrued in the interim condensed consolidated financial statements with respect to any currently pending matters as of June 30, 2021 and as of December 31, 2020.
Note 9 — Subsequent Events
The Company has performed an evaluation of subsequent events through September 21, 2021, the date the interim condensed consolidated financial statements were made available for issuance.
Ranger Energy Services, Inc.’s Acquisition of the Company
On July 8, 2021, the Company was acquired by Ranger Energy Services, Inc. (“Ranger”) in exchange for 1,000,000 shares of Ranger Class A Common Stock and a Secured Note Receivable from Ranger of $11,400,000, which bears an interest rate of 8.5% per annum and matures January 31, 2024.